Registration No. 333-127551 Registration No. 333-143839

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENTS

File Numbers 333-127551 and 333-143839
UNDER THE SECURITIES ACT OF 1933
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THERAGENICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	58-1528626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

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5203 Bristol Industrial Way
Buford, Georgia 30518
(770) 271-0233
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francis J. Tarallo
Chief Executive Officer
5203 Bristol Industrial Way
Buford, Georgia 30518
(770) 271-0233
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eliot W. Robinson Bryan Cave LLP 1201 West Peachtree Street, NW Atlanta, GA 30309 (404) 572-6600	Eliza W. Swann Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 (212) 848-8073

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This post-effective amendment filing relates to the following Registration Statements on Form S-3 (the “Registration Statements”) filed by Theragenics Corporation (the “Company”) with the Securities and Exchange Commission:

1. Registration Statement No. 333-127551 registering the resale of 1,885,370 shares of common stock.

2. Registration Statement No. 333-143839 registering the resale of 978,065 shares of common stock.

On October 29, 2013 pursuant to an Agreement and Plan of Merger, dated as of August 2, 2013, by and between the Company and Juniper Acquisition Corporation (“MergerCo”), MergerCo merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). As a result of the Merger, the offerings of the securities pursuant to the Registration Statements have been terminated. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any and all of the securities that remain unsold at the termination of the offering, the Company hereby files this post-effective amendment to terminate the effectiveness of the Registration Statements and to remove from registration all of the securities registered but unsold, if any, under the Registration Statements as of the effective time of the Merger.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment on Form S-3 and has duly caused this post-effective amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Buford, State of Georgia on October 31, 2013.

THERAGENICS CORPORATION]

By:	/s/ Francis J. Tarallo
Francis J. Tarallo Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Security Act of 1933.

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